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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-185486 and 333-178766) of Anacor Pharmaceuticals, Inc. and in the related Prospectuses and in the Registration Statements (Form S-8 No. 333-180146, 333-174545 and 333-171264) pertaining to the 2010 Equity Incentive Plan, the 2001 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan of Anacor Pharmaceuticals, Inc. of our reports dated March 18, 2013, with respect to the financial statements of Anacor Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Anacor Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California
March 18, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM